Exhibit 5.1

8 December 2010
Matter No.: 875077
Doc Ref: 347508
852 2842 9530
Richard.Hall@conyersdill.com
SGOCO Group, Ltd.
SGOCO Technology Park
Loushan, Jinjiang City, Fujian
People’s Republic of China 362200

Dear Sirs,

Re: SGOCO Group, Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with a follow-on offering of: (i) up to 1,333,333 ordinary shares, par value US$0.01 per share (the “Shares”) to certain underwriters for whom I-Bankers Securities, Inc. (the “Representative”) is acting as representative (collectively, the “Underwriters”), (ii) up to 200,000 Shares (the “Over-Allotment Shares”) which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) a purchase option issuable to the Representative (the “Representative’s Option”), and (iv) up to 66,667 Shares (the “Option Shares”) issuable to the Representative upon exercise of the Representative’s Option, as described in the prospectus contained in the registration statement on Form F-1 filed with the United States Securities and Exchange Commission on or about 3 December 2010 (the “Registration Statement”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	a draft of the representative option agreement constituting the Representative Option to be made between the Company and the Representative (the “RO Agreement”);

(ii)	a copy of the Registration Statement; and

(iii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the minutes of a meeting in the board of directors of the Company held on 16 November 2010 (the “Minutes”), (3) the register of members of the Company, (4) a certificate of good standing issued by the Cayman Islands Registrar of Companies on 7 December 2010 (the “Certificate Date”) and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (iii) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (iv) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (v) the accuracy and completeness of all factual representations made in the RO Agreement, the Prospectus and Registration Statement and other documents reviewed by us, (vi) that the resolutions contained in the Minutes are full and accurate records of resolutions passed at meetings duly convened and held by the directors of the Company in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect; (vii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (viii) the validity and binding effect under the laws of the United States of America of the RO Agreement, the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

The obligations of the Company under the RO Agreement, the Registration Statement and the Prospectus (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the laws of the State of New York, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the RO Agreement, the Registration Statement and the Prospectus if there are other proceedings in respect of those documents simultaneously underway against the Company in another jurisdiction.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event or default or to pay a specified rate or interest on the amount of a judgment after the date of judgement.  In addition, any provision expressly or impliedly providing that certain statements, calculations and/or certificates are incorrect on their face or fraudulent will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
The issue of the Shares and Over-Allotment Shares has been duly authorised, and when the Shares and Over-Allotment Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares and Over-Allotment Shares).

3.
The issue of the Option Shares upon exercise of the Representative’s Option has been duly authorised, and when the Option Shares have been issued in the manner described in and pursuant to the terms of the RO Agreement, the Prospectus and the Registration Statement, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Option Shares).

4.
The Company has taken all corporate action required to authorise its execution, delivery and performance of the RO Agreement. When duly executed and delivered by or on behalf of the Company, the RO Agreement will constitute the valid and binding obligations of the Company in accordance with the terms thereof

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

Conyers Dill & Pearman